                            NINTH EXTENSION AGREEMENT

         This EXTENSION AGREEMENT ("Extension") is made and entered into on the 16th day of December, 2003, to be effective as of November 30, 2003 and is by and among, AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA HOLDINGS, INC. formerly known as Natural Soda, Inc. a Colorado corporation that is wholly-owned by AmerAlia ("NSHoldings"), SENTIENT GLOBAL RESOURCES FUND I, L.P. ("SENTIENT FUND") and SENTIENT GLOBAL RESOURCES TRUST NO. 1 ("SENTIENT TRUST") (each being a "Party").

                                    RECITALS:

         A. The Parties entered into a Closing Agreement dated as of February 20, 2003 (the "Closing Agreement") and pursuant to that agreement, NSHoldings executed and delivered a promissory note (the "Note") in the amount of $24,000,000, due March 24, 2003, payable to Sentient Fund and Sentient Trust (collectively, the "Sentient Entities").

         B. The Parties entered into an Extension Agreement on or about March 24, 2003 extending the Maturity Date of the Note from March 24, 2003 to April 17, 2003; and

         C. The Parties entered into a Second Extension Agreement on or about April 22, 2003, extending the Maturity Date of the Note from April 17, 2003 to May 31, 2003; and

         D. The Parties entered into a Third Extension Agreement on or about May 31, 2003, extending the Maturity Date of the Note from May 31, 2003 to June 30, 2003; and

         E. The Parties entered into a Fourth Extension Agreement on or about June 30, 2003, extending the Maturity Date of the Note from June 30, 2003 to July 31, 2003; and

         F. The Parties entered into a Fifth Extension Agreement on or about July 31, 2003, extending the Maturity Date of the Note from July 31, 2003 to August 31, 2003; and

         G. The Parties entered into a Sixth Extension Agreement on or about August 31, 2003, extending the Maturity Date of the Note from August 31, 2003 to September 30, 2003; and

         H. The Parties entered into a Seventh Extension Agreement on or about September 30, 2003, extending the Maturity Date of the Note from September 30, 2003 to October 31, 2003; and

         I. The Parties entered into a Eighth Extension Agreement on or about September 30, 2003, extending the Maturity Date of the Note from October 31, 2003 to November 30, 2003; and

         J. Not all of the conditions precedent have occurred or have been waived and the Parties wish to extend the Maturity Date of the Note.

         NOW, THEREFORE, intending to be legally bound and for good and adequate consideration, the receipt and sufficiency of which AmerAlia, NSHoldings, and each of the Sentient Entities acknowledge, the parties hereto agree as follows:

         1. Note Maturity Date. The Maturity Date of the Note is changed to December 31, 2003, provided that the parties agree to automatically extend the Maturity Date of the Note to January 30, 2004, if the Financial Closing (as defined in the Closing Agreement, dated February 20, 2003, by and between the parties) has not occurred prior to December 31, 2003.

         2. Default Interest. If an Event of Default occurs under the Note, the parties have agreed that the Maker shall pay the Holders default interest at the rate of thirty percent (30%) per annum, compounded annually. Such



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                  interest shall accrue commencing February 20, 2003 (the Issue
                  Date) and continuing through the date of payment of all principal and interest on the Note.

         3. Interest Limitation. Interest payable under the Note and other amounts which would be considered to be interest or other charge for the use or loan of money shall never exceed the highest rate allowed by law. If the interest or other charges collected or to be collected in connection with the loan evidenced hereby exceed the permitted limits, then: (i) any such interest or loan charge shall be reduced by the amount necessary to reduce the amount charged to the permitted limit, and (ii) any sums already collected from Maker which exceed the permitted limits will be refunded or used to reduce other amounts payable to the Holders.

         4. No Other Changes. To the extent that this Extension conflicts with, modifies or supplements the Closing Agreement, the provisions contained in this Extension shall prevail and control, but in all other respects, said Closing Agreement is ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Ninth Extension Agreement to be effective as of November 30, 2003.


NATURAL SODA HOLDINGS, INC.                          AMERALIA, INC.


By: /s/ Bill H Gunn                                  By: /s/ Bill H Gunn
   --------------------------                            -----------------------
   Bill H. Gunn, Chairman                                Bill H. Gunn, President


THE SENTIENT GROUP ON BEHALF OF SENTIENT GLOBAL RESOURCES FUND I, L.P. AND SENTIENT GLOBAL RESOURCES TRUST NO. 1


By: /s/ Mark  Jackson
   ---------------------------
    Mark Jackson,  Director



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